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                                                                    EXHIBIT 3.2


                                    BYLAWS

                                      OF

                                  dELiA*s Inc.


1.   MEETINGS OF STOCKHOLDERS.
     ------------------------


          1.1  Annual Meeting.  The annual meeting of stock-holders shall be
               --------------
held on the first Wednesday of May in each year, or as soon thereafter as practicable, and shall be held at a place and time determined by the board of directors.

          1.2  Special Meetings.  Special meetings of stockholders may be called
               ----------------
by resolution of the board of directors or the president and shall be called by the president or secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office or of the holders of a majority of the outstanding shares entitled to vote. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

          1.3  Place and Time of Meetings.  Meetings of the stockholders may be
               --------------------------
held in or outside Delaware at the place and time specified by the board of directors or the officers or stockholders requesting the meeting.

          1.4  Notice of Meetings; Waiver of Notice.  Written notice of each
          ---  ------------------------------------
meeting of stockholders shall be given to each
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stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given, except when required under section 1.5 below or by law. Each notice of a meeting shall be given, personally or by mail, not fewer than 10 or more than 60 days before the meeting and shall state the time and place of the meeting, and, unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the Corporation's records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.

          1.5  Quorum.  At any meeting of stockholders, the presence in person
               ------
or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present, any action may be taken that might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given, if the time and place are announced at the


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meeting at which the adjournment is taken, except that, if adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to section 1.4.

          1.6  Voting; Proxies.  Each stockholder of record shall be entitled to
               ---------------
one vote for each share registered in his name. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law or by section 1.8. Voting need not be by ballot, unless requested by a majority of the stockholders entitled to vote at the meeting or ordered by the chairman of the meeting. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. No proxy shall be valid after three years from its date, unless it provides otherwise.

          1.7  List of Stockholders.  Not fewer than 10 days prior to the date
               --------------------
of any meeting of stockholders, the secretary of the Corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not fewer than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list

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shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting, or
(b) if not so specified, at the place where the meeting is to be held. The list shall also be available for inspection by stockholders at the time and place of the meeting.

          1.8  Action by Consent Without a Meeting.  Any action required or
               -----------------------------------
permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

2.   BOARD OF DIRECTORS.
     ------------------

          2.1  Number, Qualification, Classification, Election and Term of
               -----------------------------------------------------------
Directors.  The business and affairs of the Corporation shall be managed by its
---------
board of directors. The number of directors constituting the board of directors shall be determined from time to time by resolution of the board. Directors need not be stockholders of the Corporation. One class of directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast. The nomination,

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classification and term of directors shall be governed by the Corporation's certificate of incorporation.

          2.2  Quorum and Manner of Acting.  A majority of the total number of
               ---------------------------
directors shall constitute a quorum for the transaction of business at any meeting, except as provided in section 2.10. Action of the board of directors shall be authorized by the vote of the majority of the directors present at the time of the vote, if there is a quorum, unless otherwise provided by law or these bylaws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

          2.3  Place of Meetings.  Meetings of the board of directors may be
               -----------------
held in or outside Delaware.

          2.4  Annual and Regular Meetings.  Annual meetings of the board of
               ---------------------------
directors, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in section 2.6. Regular meetings of the board of directors may be held without notice at such times and places as the board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.



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          2.5   Special Meetings.  Special meetings of the board of directors
                ----------------
may be called by the chairman of the board or by a majority of the directors.


          2.6   Notice of Meetings; Waiver of Notice.  Notice of the time and
                ------------------------------------
place of each special meeting of the board of directors, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting, or by delivering or telephoning or telegraphing it to him at least two days before the meeting. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

          2.7   Board or Committee Action Without a Meeting.  Any action
                -------------------------------------------
required or permitted to be taken by the board of directors or by any committee of the board may be taken without a meeting, if all the members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members

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of the board of directors or the committee shall be filed with the minutes of the proceedings of the board or the committee.

          2.8   Participation in Board or Committee Meetings by Conference
                ----------------------------------------------------------
Telephone. Any or all members of the board of directors or any committee of the
---------
board may participate in a meeting of the board of directors or the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

          2.9   Resignation and Removal of Directors.  Any director may resign
                ------------------------------------
at any time by delivering his resignation in writing to the president or secretary of the Corporation, to take effect at the time specified in the resignation, and if no time be specified, at the time of its receipt by the president or secretary; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed at any time, either with or without cause, by vote of the stockholders.

          2.10  Vacancies.  Any vacancy in the board of directors, including one
                ---------
created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

          2.11  Compensation.  Directors shall receive such compensation as the
                ------------
board determines, together with reimbursement

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of their reasonable expenses in connection with the performance of their duties.
A director also may be paid for serving the Corporation in other capacities.

3.   COMMITTEES.
     ----------

          3.1   Executive Committee.  The board of directors, by resolution
                -------------------
adopted by a majority of the board, may designate an executive committee of one or more directors, which shall have all the powers and authority of the board, except as otherwise provided in the resolution, section 141(c) of the General Corporation Law of the State of Delaware or any other applicable law. The members of the executive committee shall serve at the pleasure of the board. All action of the executive committee shall be reported to the board of directors at its next meeting.

          3.2   Other Committees.  The board of directors, by resolution adopted
                ----------------
by a majority of the board, may designate other committees of one or more directors, which shall serve at the pleasure of the board and have such powers and duties as the board determines.

          3.3   Rules Applicable to Committees.  The board of directors may
                ------------------------------
designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In case of the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint

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another director to act at the meeting in place of the absent or disqualified member. All action of a committee shall be reported to the board at its next meeting. Each committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the board of directors.

4.   OFFICERS.
     --------

          4.1   Number; Security.  The executive officers of the Corporation
                ----------------
shall be the president, one or more vice presidents (including an executive vice president, if the board so determines), a secretary and a treasurer and such other officers, including a chairman of the board, as the board of directors may from time to time deem necessary. Any two or more offices may be held by the same person. The board may require any officer, agent or employee to give security for the faithful performance of his duties.

          4.2   Election; Term of Office.  The executive officers of the
                ------------------------
Corporation shall be elected annually by the board of directors, and each such officer shall hold office until the next annual meeting of the board and until the election of his successor, subject to the provisions of section 4.4.

          4.3   Subordinate Officers.  The board of directors may appoint
                --------------------
subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the board determines. The board of directors may delegate to any

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executive officer or committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

          4.4   Resignation and Removal of Officers.  Any officer may resign at
                -----------------------------------
any time by delivering his resignation in writing to the president or secretary of the Corporation, to take effect at the time specified in the resignation, and if no time be specified, at the time of its receipt by the president or secretary; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer elected or appointed by the board of directors or appointed by an executive officer or by a committee may be removed by the board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee that appointed him or by the president.

          4.5   Vacancies.  A vacancy in any office may be filled for the
                ---------
unexpired term in the manner prescribed in sections 4.2 and 4.3 for election or appointment to the office.

          4.6   The Chairman of the Board.  The chairman of the board, if one be
                -------------------------
elected, shall preside at all meetings of the board of directors when present, and preside as chairman at all meetings of stockholders. The chairman of the board shall, in the absence or incapacity of the president, perform all duties and functions and exercise all the powers of the president. The

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chairman of the board shall also have such other powers and perform such other duties required by law or by these bylaws or as the board of directors may from time to time determine.

          4.7  The President.  The president shall have general direction over
               -------------
the day-to-day business of the Corporation, subject to the control and direction of the board of directors. In the absence of the chairman of the board, the president shall preside at all meetings of the board of directors and of stockholders. The president shall, in the absence or incapacity of the chairman of the board, perform all duties and functions and exercise all the powers of the chairman of the board. The president shall also have such other powers and perform such other duties required by law or by these bylaws or as the board of directors may from time to time determine.

          4.8  Vice President.  Each vice president shall have such powers and
               --------------
duties as the board of directors, the chairman of the board or the president assigns to him.

          4.9  The Treasurer.  The treasurer shall be the chief financial
               -------------
officer of the Corporation and shall be in charge of the Corporation's books and accounts. Subject to the control of the board of directors, he shall have such other powers and duties as the board of directors, the chairman of the board or the president assigns to him.

          4.10  The Secretary.  The secretary shall be the secretary of, and
                -------------
keep the minutes of, all meetings of the board

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of directors and stockholders, shall be responsible for giving notice of all meetings of stockholders and the board of directors, and shall keep the seal and, when authorized by the board, apply it to any instrument requiring it. Subject to the control of the board of directors, he shall have such powers and duties as the board of directors, the chairman of the board or the president assigns to him. In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

          4.11  Designated Officers.  Either the chairman of the board or the
                -------------------
president, or both, as the board of directors may designate, shall be the chief executive officer of the Corporation. The officer so designated shall have general and active supervision and direction over the business and affairs of the Corporation and over its several officers, agents and employees, subject, however, to the control and direction of the board of directors. The chief executive officer shall also have such other powers and duties incident to the designated position of chief executive officer as the board of directors may from time to time by resolution determine. The board of directors may from time to time designate officers to serve as chief financial officer, chief accounting officer and other such designated positions and to fulfill the responsibilities of such designated positions. Such designated officers shall also have such other powers and duties incident to his designated position as the board of directors may from time to time by resolution determine.

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          4.12  Salaries.  The board of directors may fix the officers'
                --------
salaries, if any, or it may authorize the president to fix the salary of any other officer.

5.   SHARES.
     ------

          5.1  Certificates.  The Corporation's shares shall be represented by
               ------------
certificates in the form approved by the board of directors. Each certificate shall be signed by the chairman of the board, the president or a vice president, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall be sealed with the Corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile.

          5.2  Transfers.  Shares shall be transferable only on the
               ---------
Corporation's books, upon surrender of the certificate for the shares, properly endorsed. The board of directors may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

          5.3  Determination of Stockholders of Record.  The board of directors
               ---------------------------------------
may fix, in advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more

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than 60 or fewer than 10 days before the date of the meeting or more than 60 days before any other action.

6.   INDEMNIFICATION AND INSURANCE.
     -----------------------------

          6.1  Right to Indemnification.  Each person who was or is a party or
               ------------------------
is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the General Corporation Law of Delaware, as amended from time to time, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and that indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators; provided, however, that, except as

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provided in section 6.2, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by that person, only if that proceeding (or part thereof) was authorized by the board of directors. The right to indemnification conferred in these by-laws shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of Delaware, as amended from time to time, requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by that person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced, if it shall ultimately be determined that such director or officer is not entitled to be indemnified under these by-laws or otherwise. The Corporation may, by action of its board of directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          6.2  Right of Claimant to Bring Suit.  If a claim under section 6.1 is
               -------------------------------
not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the

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claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting that claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking, if any, is required and has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct that makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its board of directors, its independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he has met that standard of conduct, nor an actual determination by the Corporation (including its board of directors, its independent counsel or its stockholders) that the claimant has not met that standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet that standard of conduct.

          6.3  Non-Exclusivity of Rights.  The right to indemnification and the
               -------------------------
payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section 6 shall not be exclusive of any other right any

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person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          6.4  Insurance.  The Corporation may maintain insurance, at its
               ---------
expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against that expense, liability or loss under Delaware law.

          6.5  Expenses as a Witness.  To the extent any director, officer,
               ---------------------
employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith.

          6.6  Indemnity Agreements.  The Corporation may enter into agreement
               --------------------
with any director, officer, employee or agent of the Corporation providing for indemnification to the fullest extent permitted by Delaware law.

7.   MISCELLANEOUS.
     -------------

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          7.1  Seal.  The board of directors shall adopt a corporate seal, which
               ----
shall be in the form of a circle and shall bear the Corporation's name and the year and state in which it was incorporated.

          7.2  Fiscal Year.  The board of directors may determine the
               -----------
Corporation's fiscal year. Until changed by the board of directors, the last day of the Corporation's fiscal year shall be January 31.

          7.3  Voting of Shares in Other Corporations.  Shares in other
               --------------------------------------
corporations held by the Corporation may be represented and voted by an officer of this Corporation or by a proxy or proxies appointed by one of them. The board of directors may, however, appoint some other person to vote the shares.

          7.4  Amendments.  The holders of shares entitled at the time to vote
               ----------
for the election of directors shall have the power to adopt, amend or repeal the bylaws of the Corporation by a vote of not fewer than 66-2/3% of such shares, and, except as otherwise provided by law, the board of directors shall have the power to adopt, amend or repeal the bylaws by a vote of not fewer than 66-2/3% of the board. However, any bylaw adopted by the stockholders may not be amended or repealed by a vote of the board of directors.

          7.5  Savings Clause.  The provisions of Articles SIXTH, SEVENTH and
               --------------
EIGHTH of the Corporation's certificate of incorporation are incorporated by reference into these bylaws.

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If any such provisions are inconsistent with any other provisions of these bylaws, such other provisions of these bylaws shall be deemed null and void and have no force and effect and the provisions incorporated by reference in this section shall be given full force and effect.

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